Exhibit 10.5

100 Second Avenue S., Suite 300N
St. Petersburg, Fl   33701
Phone: (727) 289-0010
Fax: (727) 289-0069
dave@islandstocktransfer.com

TRANSFER AGENT AGREEMENT
(Transfer Agent Services)

This Transfer Agent Agreement (“Agreement”), is made and entered into as of June 14, 2006 by and between Island Capital Management, LLC, dba Island Stock Transfer (“Agent”), and Salon City, Inc. (“Company”).

RECITALS

WHEREAS, Agent is a transfer agent in the business of maintaining stock ownership and transfer records for companies whose stock is publicly traded;

WHEREAS, Company is a company whose stock is publicly traded or is in the process of having its stock publicly traded;

WHEREAS, Company wishes to utilize the services of Agent as its transfer agent under the term of this Agreement and Agent wishes to become Company’s transfer agent provider;

NOW, THEREFORE, in consideration of the mutual promises herein contained, the parties hereto hereby agree as follows:

1.           APPOINTMENT OF AGENT

Upon the execution of this Agreement by both parties, the Company hereby appoints Agent as its transfer agent, warrant agent, and registrar for the common stock of the Company.

2.           START-UP FEES AND DOCUMENTATION BY COMPANY

The Agent agrees to waive the initial setup fee of $2,000.

Prior to Agent beginning work as the Company’s transfer agent the Company must deliver the following:

A.           An executed copy of this Agreement;

B.           Payment in full of 300,000 shares of restricted common shares of the Company. The Agent agrees to waive the Security Deposit as set forth on Exhibit A, which is incorporated herein by this reference. The Company agrees to the issuance of the shares of common stock to Agent, or Agent’s assignee, as compensation for a number of advisory services, to be determined solely by Agent, that we customarily provide to our new development stage clients during the set up process.  These advisory services include, but are not limited to: contact and assistance with establishing DTC eligibility for the Company’s securities, requesting CUSIP number assignments for the Company’s securities, consulting with the Company with respect to initial design and layout of securities certificates, compiling and reviewing the Company’s shareholder lists including complying with lost shareholder requirements and escheatment regulations when shareholder lists have been dormant, reconciling split and other reorganization items that may be required, and consulting with Company representatives who are not experienced in the rules and protocols governing the transfer of securities, reorganization procedures, and proxy solicitation regulations.  The Company understands Agent’s initial set-up fee does not include any fees that are charged by third parties as part of the set-up process such as: printing certificates, DTC fees and CUSIP fees, and charges associated with searching for lost securities holders; and the Company agrees to directly pay those charges to third parties or reimburse Agent for its out of pocket expenses incurred on behalf of the Company.  The Company agrees to register the shares herein described on SEC registration form S-8 or other registration statement form as soon as the Company has attained fully reporting status and is legally able to comply with all related regulatory requirements. The Agent will have the right to assign these shares to an employee or other assignee in order to comply with S-8 or other exemption regulations;

C.           The documents listed on Exhibit B, which is incorporated herein by this reference, delivered and represented to by an authorized officer of the Company.

The Company agrees to update Agent regarding any changes to its corporate documents including changes to its articles of incorporation, bylaws, and changes to its officers, directors, and all “insiders” or “control persons.”

3.           STOCK ISSUANCES BY AGENT

A.           After the Company has provided Agent with all the documentation required under Section 2, Agent will issue original stock of the Company, as directed by the Company, upon receipt of the following:

1.           A written request by an authorized representative of the Company stating the number of shares, name of shareholder, address of shareholder, and delivery instructions;

2.           A copy of a fully executed Board of Directors resolution authorizing the stock issuance requested by the Company;

3.           If deemed necessary by Agent, a legal opinion letter from an attorney appointed by the Company approving the stock issuance requested by the Company;

4.           The payment of the appropriate fee by the Company; and

5.           Any other documentation deemed necessary in the discretion of Agent.

B.           After the Company has provided Agent with all the documentation required under Section 2, in the event of a lost, stolen, or destroyed stock certificate, or a transfer of stock by a shareholder, Agent will issue replacement certificates upon receipt of the following:

1.           In the event of a lost or destroyed certificate, a lost certificate affidavit or an old certificate with all the necessary endorser’s signatures guaranteed in such a form and manner as Agent requires;

2.           In the event of a stock transfer, the old certificate being surrendered with a validly executed and medallion guaranteed stock power outlining the new recipients and amount of stock to be issued to each recipient;

3.           Valid instructions from the Company executed by the authorized representative of the Company regarding the action to be taken by the Agent;

4.           The payment of the appropriate fees by the Company or shareholder, as applicable; and

5.           Any other documentation deemed necessary at the discretion of Agent to evidence the genuineness and effectiveness of any necessary endorsement, and satisfactory evidence of compliance with all applicable laws relating to collection of taxes, if any.

4.         PURCHASE OF STOCK CERTIFICATES

The Company hereby authorizes Agent to purchase from time to time, certificates as may be needed by it to perform regular transfer duties, not to exceed 1,000 certificates without prior written approval by the Company.  The cost of such certificates must be paid in advance by the Company.  Such certificates must be signed by authorized officers of the Company, as set forth by law or in the Company’s bylaws, and if required, shall bear the corporate seal of the Company.

5.           REGISTERING TRANSFERS

In registering transfers, Agent may rely upon the Uniform Commercial Code, Section 17 of the Securities Code as set forth by the Securities and Exchange Commission, or any other statute that in the opinion of counsel protects Agent and Company for the purposes of inquiry, or in refusing registration wherein an adverse claim may require such refusal. The Company agrees to hold the Agent harmless from any liability resulting from instructions issued to Agent by the Company regarding the registering of transfers.

6.           RECORDS OF AGENT

Agent will maintain customary records in connection with its agency, all of which shall be available for examination and inspection by the Company at all reasonable times.

7.           FEES AND PAYMENT OF FEES

The Company agrees to pay Agent a one-time set up fee. The Company also agrees to pay Agent a monthly fee to maintain computerized records of the Company in an orderly and accurate manner, and enable Agent to act as the Company’s transfer agent or registrar, or both. These fees, as well as all other costs and fees for actions taken by Agent as the transfer agent of Company, are attached hereto as Exhibit A, which is incorporated herein by this reference.

Agent’s fees may be increased in Agent’s sole discretion upon written notice to the Company. The Company agrees to pay all amounts due to Agent under this Agreement within 30 days of billing. Company specifically agrees that Agent shall have a lien against all Company records to secure any amounts owed to Agent.  In addition, Company specifically agrees that Agent may, at its option, refuse to make any transfers of Company’s securities until all past due amounts have been paid in full.

8.           TRANSFER AGENT EXPENSE

The Company agrees to reimburse Agent for any and all expenses resulting from Agent being served with a subpoena by a Federal or State agency or a request from one of said agencies, requiring or requesting that Agent produce information or documents to said agency.  Said expenses include, but are not limited to, travel expenses, copying charges, computer time, employee time, and attorney fees for counsel to the Agent.

9.           TERMINATION BY COMPANY

The Company may terminate this Agreement at any time and for any reason and remove Agent at any time by giving Agent thirty (30) days written notice in the form of a resolution from the Board of Directors of the Company authorizing the termination of this Agreement. Upon receipt of such proper notice, the payment of the termination fee (see Exhibit B), and the payment of any other unpaid invoices and fees owed to Agent, Agent shall deliver to a new transfer agent or the Company, all the Company’s records maintained by Agent.

10.           TERMINATION BY AGENT

Agent may terminate this Agreement at any time and for any reason upon ten (10) days written notice to the Company.  However, if this Agreement is being terminated for non-payment of fees, Agent may refuse to do any work for the Company during the ten (10) day period unless it is paid in full all amounts owed. If Company has paid Agent all fees Agent is owed, then at the end of the ten (10) day period, Agent will deliver all the Company’s records to the Agent’s successor, if any, or to the Company.

11.           INDEMNITY

The Company agrees to hold Agent harmless and fully indemnify Agent, including attorney fees, for any claim or action brought by a third party that is based upon:

A.           Any paper or document that the Agent reasonably believed to be genuine and to have been signed by the proper person or persons;

B.           Stock certificates that Agent reasonably believes to bear the proper manual or facsimile signatures of the officers of the Company;

C.           The Agent’s compliance with the written instructions of the Company or the Company’s counsel; or

D.           The Agent’s duties and responsibilities as the transfer agent of the Company and under this Agreement, unless such action or claim is based on the willful misconduct or reckless conduct of the Agent.

12.           ASSIGNMENT

This Agreement may not be assigned by either party without the express written consent of the other party.

13.           MODIFICATION

No change, modification, addition, or amendment to this Agreement shall be valid unless in writing and signed by all parties hereto.

14.           NO INTERPRETATION AGAINST DRAFTER

This Agreement has been negotiated at arm’s length between persons sophisticated and knowledgeable in these types of matters.  In addition, each party has been represented by experienced and knowledgeable legal counsel, or had the opportunity to consult such counsel. Accordingly, any normal rule of construction or legal decision that would require a court to resolve any ambiguities against the drafting party is hereby waived and shall not apply in interpreting this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the Effective Date listed above.

“Agent”                                                                           “Company”
Island Capital Management, LLC                                        Salon City, Inc.
dba Island Stock Transfer

/s/  David Lopez                                                                  /s/ Steve Casciola
By: David Lopez                                                                 By: Steve Casciola
Its: General Manager                                                           Its:  President

Exhibit B

Company documents to be delivered to the Agent:

A.	A copy of the Articles of Incorporation and bylaws of the Company and all the amendments thereto, and a copy of the Certificate of Incorporation as issued by the State of Incorporation.

B.	Specimens of all forms of outstanding certificates for all classes of securities of the Company, in the forms approved by the Board of Directors.

C.
A resolution certifying the authorized and outstanding securities of the Company including a list of’ all outstanding securities together with a statement that future transfers may be made without restriction on all securities, except as to securities subject to a restriction noted on the face of said securities and in the corporate stock records.

D.
A list of all shareholders deemed to be “insiders” or “control persons” as defined in the Securities Act of 1933 & 1934 and other acts of Congress and rules and regulations of the United States Securities and Exchange Commission when applicable.

E.
The names and specimen signatures of all officers who are and have been authorized to sign certificate for securities on behalf of the Company and the names and addresses of any other Transfer Agents or Registrars of securities of the Company.

F.
A copy of the Resolution of the Board of Directors of the Company, authorizing its execution of this Agreement and approving the terms and conditions herein including the agreement that in the event that there are any future amendments or changes to any of the foregoing, the Company will issue prompt written notification of such change or changes, together with copies of the relevant resolutions, instruments or other documents, specimen signatures, certificates, opinions or the like as the Agent may deem necessary or appropriate. This resolution will also approve a credit and background check for the company and it’s officers and directors.

G.	The name and address of legal counsel to this Company.